Exhibit 4(f)
HUTCHINSON TECHNOLOGY INCORPORATED
[  ]% CONVERTIBLE SUBORDINATED NOTES DUE 2026

INDENTURE
DATED AS OF JANUARY [ ], 2006

LASALLE BANK NATIONAL ASSOCIATION,
AS TRUSTEE

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)
EXHIBIT A Form of Security

-iv-

CROSS REFERENCE TABLE*

		INDENTURE
TIA SECTION		SECTION
Section	310	12.01
	310(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	N.A.**
	(a)(4)	N.A.
	(a)(5)	8.10
	(b)	8.10
	(c)	N.A.
Section	311	12.01
	311(a)	8.11
	(b)	8.11
	(c)	N.A.
Section	312	12.01
	312(a)	2.05
	(b)	12.03
	(c)	12.03
Section	313	12.01
	313(a)	8.06(a)
	(b)(1)	N.A.
	(b)(2)	8.06(a)
	(c)	8.06(a)
	(d)	8.06(b)
Section	314	12.01
	314(a)	5.02(a); 5.03
	(b)	N.A.
	(c)(1)	2.02; 9.01; 12.04
	(c)(2)	9.01; 12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.04
	(f)	N.A.
Section	315	12.01
	315(a)	8.01(b)
	(b)	8.05
	(d)	8.01(c)
	(d)(2)	8.01(c)
	(d)(3)	8.01(c)
	(e)	7.11
Section	316	12.01
	316(a)	7.05; 10.02 (b)
	(b)	7.07
	(c)	12.05
Section	317	7.08; 7.0;9 12.01
Section	318	12.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

     THIS INDENTURE dated as of January [       ], 2006 is between Hutchinson Technology Incorporated., a corporation duly organized under the laws of the State of Minnesota (the “Company”), and LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”).
     In consideration of the purchase of the securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s [       ]% Convertible Subordinated Notes Due 2026.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar, Paying Agent or Conversion Agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.
     “Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.
     “Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.
     “Business Day” means any weekday that is not a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or obligated to close.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.
     “Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information called for by the schedule thereof.

     “Change of Control” means the occurrence of any of the following after the date hereof: (i) the acquisition by any Person of Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or (ii) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person other than to one or more of the Company’s wholly-owned subsidiaries, provided that this clause (ii) shall not apply to (A) any transaction (y) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (z) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after the transaction; or (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or (iii) if, during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company’s Board of Directors, together with any new directors whose election to the Company’s Board of Directors, or whose nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s Board of Directors then in office. Notwithstanding anything to the contrary set forth herein, it will not constitute a Change of Control if (1) the Closing Price for any five Trading Days during the ten Trading Days immediately preceding the effective date of the Change of Control is at least equal to 105% of the Conversion Price in effect on such day, or (2) 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting a Change of Control consists of common stock or American Depositary Shares representing shares of common stock, in each case which are traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into cash in an amount equal to the lesser of $1,000 and the Conversion Value and, if the Conversion Value is greater than $1,000, payment of the excess value in the form of such common stock, subject to the right to deliver cash in lieu of all or a portion of such remaining shares in substantially the same manner as described in Section 4.14; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization of its equity securities of at least three times the market capitalization of the Company before giving effect to the consolidation or merger.

     “Closing Price” means, on any Trading Day, the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq National Market or, if the Common Stock (or the applicable security) is not quoted on the Nasdaq National Market, as reported by the principal national securities exchange on which the Common Stock (or such other security) is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee).
     “Common Stock” means the common stock of the Company, par value $0.01 per share as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.
     “Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.
     “Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially [ ] shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.
     “Conversion Reference Period” means:
     (i) for Securities that are converted after the Company has specified a Redemption Date, the ten consecutive Trading Days beginning on the third Trading Day following such Redemption Date (in the case of Securities being converted which were previously called for redemption (including a partial redemption) this clause (i) shall only apply to those Securities that are subject to redemption);

     (ii) for Securities that are converted during the period beginning on the 30th day prior to the Final Maturity Date, the ten consecutive Trading Days beginning on the third Trading Day following the Final Maturity Date; and
     (iii) in all other instances, the ten consecutive Trading Days beginning on the third Trading Day following the Conversion Date.
     “Conversion Value” means, for each $1,000 principal amount of Securities, an amount equal to the Daily Conversion Values for each of the ten consecutive Trading Days of the Conversion Reference Period.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of LaSalle Bank National Association, located at 135 South LaSalle Street, Chicago, Illinois 60603, Attention: [Gregory Clarke].
     “Daily Conversion Value” means, with respect to any Trading Day, the product of (i) the applicable Conversion Rate and (ii) the Volume Weighted Average Price per share of Common Stock on such Trading Day.
     “Daily Share Amount” means, for each Trading Day of the Conversion Reference Period and for each $1,000 principal amount of Securities surrendered for conversion, a number of shares (but in no event less than zero) equal to (i) the amount of (a) the Volume Weighted Average price per share of Common Stock on such Trading Day multiplied by the applicable Conversion Rate, less (b) $1,000; divided by (ii) the Volume Weighted Average Price per share of Common Stock on such Trading Day multiplied by 10.
     “Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.
     “Designated Senior Debt” means (i) indebtedness from time to time outstanding under the Company’s amended and restated loan agreement with LaSalle Bank National Association and (ii) any particular Senior Debt which has at the time of a payment event of default or the giving of a Payment Blockage Notice, as the case may be, an aggregate outstanding principal amount in excess of $5 million, if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be “Designated Senior Debt” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.)
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Final Maturity Date” means January 15, 2026.

     “Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading following the original issuance of the Securities.
     “Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.
     “Fundamental Change Repurchase Price” of any Security means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information called for by the schedule thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.
     “Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (i)(a) for borrowed money (including, but not limited to, any Indebtedness secured by a security interest, mortgage or other lien on the assets of such Person that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other similar instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP, or under any lease or related document (including a purchase agreement) that provides that such Person is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and such Person’s obligations under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers’ acceptances (including reimbursement obligations with respect to any of the foregoing), (e) obligations secured by a mortgage, pledge, lien, charge, or similar encumbrance to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;
     (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such Person (including, without limitation, through “take or pay” and similar arrangements), contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); and
     (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.
The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.
     “Interest Payment Date” means January 15 and July 15 of each year, commencing July 15, 2006.
     “Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.
     “Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers; provided, however, that for purposes of Sections 4.10 and 5.03, “Officers’ Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer or principal accounting officer of the Company and (b) one other Officer of the Company.
     “Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization,

government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.
     “Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.
     “Redemption Date” when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to Section 3.01.
     “Redemption Price” when used with respect to any Security to be redeemed, means the prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). The following cash prices are for Securities redeemed during the 12-month period commencing on January 21 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2011	[ ]	%
2012	[ ]	%
2013 and thereafter	100.00%
     “Regular Record Date” means, with respect to each Interest Payment Date, the January 1 or July 1, as the case may be, next preceding such Interest Payment Date.
     “Representative” means (a) the indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means the up to $175,000,000 aggregate principal amount ($200,000,000 aggregate principal amount if the Underwriters exercise their over-allotment option to purchase up to an additional $25,000,000 aggregate principal amount of notes in full) of [  ]% Convertible Subordinated Notes due 2026, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     “Senior Debt” means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in respect of any Indebtedness of the Company (including, without limitation, any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness in respect of such Indebtedness and any interest accruing after the filing of a petition by or against the Company under any Bankruptcy Law, whether or not allowed as a claim after such filing in any proceeding under such Bankruptcy Law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (i) Indebtedness evidenced by the Securities or the Company’s 2.25% Convertible Subordinated Notes due 2010, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) Indebtedness of the Company to any Subsidiary of the Company, (iv) trade payables and accrued expenses (including, without limitation, accrued compensation) of the Company for goods, services or materials purchased or provided in the ordinary course of business, and (v) any particular Indebtedness in which the instrument creating or evidencing the same expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Securities.
     “Stock Price” means the price paid, or deemed to be paid, per share of the Common Stock in connection with a Fundamental Change as determined pursuant to Section 4.01(j).
     “Significant Subsidiary” means, in respect of any Person, as of any date of determination, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “Termination of Trading” means the termination (but not the temporary suspension) of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices, or traded in over-the-counter securities markets, and no American Depository Shares or similar instruments for such common stock are so listed or approved for listing in the United States.
     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture

Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.
     “Trading Day” means any day on which the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the principal or regional national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     “Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $5 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.
     “Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Underwriters” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other Underwriters named in Schedule A to the Purchase Agreement.
     “Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Volume Weighted Average Price” means, for each share of Common Stock on any Trading Day, such price as is displayed on Bloomberg (or any successor service) page HTCH <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, or, if such price is not available, the market value per share of the Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company

     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.
     Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.01
“Bankruptcy Law”	7.01
“Business Combination”	4.11
“Company Order”	2.02
“Company Put Right Notice”	3.12
“Conversion Agent”	2.03
“Conversion Date”	4.02
“Conversion Trigger Price”	4.01
“Current Market Price”	4.06
“DTC”	2.01
“Depositary”	2.01
“Determination Date”	4.06
“Distributed Securities”	4.06
“Distribution Notice”	4.01
“Event of Default”	7.01
“Expiration Date”	4.06
“Expiration Time”	4.06
“Fundamental Change Company Notice”	3.08
“Fundamental Change Repurchase Date”	3.08
“Fundamental Change Repurchase Notice”	3.08
“Legal Holiday”	12.07
“Make Whole Premium”	4.01
“Notice of Default”	7.01
“Paying Agent”	2.03
“Payment Blockage Notice”	2.03
“Payment Blockage Period”	2.03
“Primary Registrar”	2.03
“Purchase Agreement”	2.01
“Purchased Shares”	4.06
“Put Right Purchase Date”	3.12
“Put Right Purchase Notice”	3.12
“Put Right Purchase Price”	3.12
“record date”	4.06
“Receiver”	7.01
“Registrar”	2.03

Term	Defined in Section
“Rights”	4.06
“Rights Plan”	4.06
“Spinoff Securities”	4.06
“Spinoff Valuation Period”	4.06
“tender offer”	4.06
“Triggering Distribution”	4.06
     Section 1.03 Trust Indenture Act Provisions.
     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Securities;
     “indenture security holder” means a Holder of a Security;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.
     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04 Rules Of Construction.
     (a) Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) words in the singular include the plural, and words in the plural include the singular;
     (4) provisions apply to successive events and transactions;
     (5) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

     (6) the masculine gender includes the feminine and the neuter;
     (7) references to agreements and other instruments include subsequent amendments thereto; and
     (8) all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
THE SECURITIES
     Section 2.01 Form And Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated January [ ], 2006 (the “Purchase Agreement”) among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other Underwriters named in Schedule A thereto, in transactions registered under the Securities Act.
          (a) Global Securities. All of the Securities are initially being offered and sold to the Underwriters in reliance on an effective registration statement under the Securities Act and shall be issued initially in the form of a Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.
          (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
          (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear a legend substantially to the following effect:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE

DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     Section 2.02 Execution And Authentication.
          (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $175,000,000 aggregate principal amount ($200,000,000 aggregate principal amount if the Underwriters exercise their over-allotment option in full), except as provided in Sections 2.06 and 2.07.
          (b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.
          (c) If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          (d) A Security shall not be valid until an authorized signatory of the Trustee by manual or facsimile signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          (e) The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $175,000,000 aggregate principal amount ($200,000,000 aggregate principal amount if the Underwriters exercise their over-allotment option in full) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated.
          (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.
          (g) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.
     Section 2.03 Registrar, Paying Agent and Conversion Agent.

          (a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in New York, New York or Chicago, Illinois. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.
          (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article IX).
          (c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee and the office or agency of [  ], an Affiliate of the Trustee, in Chicago, Illinois, which office at the date of the execution of this Indenture is located at [  ], [Chicago, Illinois   ], attention: [  ], as co-Registrar, co-Paying Agent, co-Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.
     Section 2.04 Paying Agent To Hold Money In Trust.
     Prior to 12:00 p.m. (noon), New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.03, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m.(noon), New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     Section 2.05 Lists of Holders of Securities.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.
     Section 2.06 Transfer And Exchange.
          (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 3.06, 3.13, 4.02(e) or 10.05.
          (b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed), (3) any Securities or portions thereof in respect of which a Fundamental Change Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased) or (4) any Securities or portions thereof in respect of which a Put Right Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).
          (c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          (d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.
          (e) [Intentionally Omitted]
          (f) [Intentionally Omitted]
     Section 2.07 Replacement Securities.
          (a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
          (b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased or redeemed by the Company pursuant to Article III, or converted pursuant to Article IV, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.
          (c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.
          (d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
          (e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 2.08 Outstanding Securities.
          (a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those redeemed or purchased pursuant to Article III, those converted pursuant to Article IV, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.
          (b) If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
          (c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding securities on a Redemption Date, a Fundamental Change Repurchase Date, a Put Right Purchase Date, or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Repurchase Date, Put Right Purchase Date, or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.
          (d) Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     Section 2.09 Treasury Securities.
     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.
     Section 2.10 Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.
     Section 2.11 Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article III shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article IV.
     Section 2.12 Additional Transfer And Exchange Requirements.
          (a) [Intentionally Omitted]
          (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.
          (c) Whenever any Security other than a Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.
          As used in this Section 2.12(c), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
          (d) [Intentionally Omitted]
          (e) The provisions below shall apply to Global Securities:
     (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

     (2) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.
     (3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legend provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (4) Subject to clause (6) of this Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(e), the Company will promptly make available to the

Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.
     (6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.
     (7) At such time as all interests in a Global Security have been redeemed, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is redeemed, converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.
(f) [Intentionally Omitted]
     Section 2.13 CUSIP Numbers.
     The Company in issuing the Securities may use a “CUSIP” number (if then generally in use), and, if so, the Trustee shall use the “CUSIP” number in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such number. The Company will promptly notify the Trustee of any change in the “CUSIP” number.

ARTICLE III
REDEMPTION AND PURCHASE
     Section 3.01 Optional Redemption.
          (a) Prior to January 21, 2011, the Securities shall not be redeemable. On or after January 21, 2011, the Company may, at its option, redeem the Securities for cash at the Redemption Price, in whole or in part at any time or from time to time, on any Redemption Date (or in the case of multiple redemptions, Redemption Dates) fixed by the Company. If a Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on the applicable Regular Record Date.
          (b) If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee at least fifteen days prior to the date it sends the redemption notice specified in Section 3.03 to the Holders (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the principal amount of Securities to be redeemed.
     Section 3.02 Selection Of Securities To Be Redeemed.
          (a) If less than all of the Securities are to be redeemed, unless the Applicable Procedures specify otherwise, the Trustee shall select the Securities to be redeemed within five Business Days after it receives the notice described in Section 3.01(b). The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis or by another method that the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or market on which the Securities are listed). Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
          (b) If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (up to the amount of the redemption) to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.
          (c) In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities to be redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part.
     Section 3.03 Notice Of Redemption.
          (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder’s address as it appears on the Registrar’s books.
          (b) The notice shall identify the Securities (including CUSIP number) to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price;
     (3) the then effective Conversion Rate;
     (4) the name and address of each Paying Agent and Conversion Agent;
     (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;
     (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the second Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 9 of the Securities and Article IV;
     (7) that, unless the Company has failed to make the payment of such Redemption Price which is due and payable, interest will cease to accrue on and after the Redemption Date;
     (8) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; and
     (9) if Certificated Securities have been issued and fewer than all the outstanding Securities are to be redeemed, the certificate number and the principal amounts of the particular Securities to be redeemed.

          (c) If any of the Securities to be redeemed are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, which request shall (1) be irrevocable once given and (2) set forth all relevant information required by clauses (1) through (9) of Section 3.03(b), the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided, however, that in all cases, the text of such notice of redemption shall be prepared by the Company; and provided further that the Company submit to the Trustee such written request, along with an Officers’ Certificate, at least five Business Days prior to the date by which such notice of redemption must be given to the Holders in accordance with this Section 3.03 (unless a shorter period should be satisfactory to the Trustee).
     Section 3.04 Effect Of Notice Of Redemption.
     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted on a Conversion Date prior to the Redemption Date in accordance with the provisions of Article IV. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price.
     Section 3.05 Deposit Of Redemption Price.
          (a) Prior to 12:00 p.m. (noon), New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price payable upon redemption on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the cancellation of Securities or the conversion of Securities pursuant to Article IV or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.
          (b) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Redemption Price of any Security for which a notice of redemption has been tendered and not withdrawn in accordance with this Indenture then, on the Redemption Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Redemption Price as aforesaid).
     Section 3.06 Securities Redeemed In Part.

     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
     Section 3.07 Conversion Arrangement On Call For Redemption.
     In connection with any redemption of Securities, the Company may arrange for the purchase and conversion into Common Stock of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 12:00 p.m. (noon), New York City time, on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such securities, is not less than the Redemption Price. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.07 shall relieve the Company of its obligation to pay the Redemption Price on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article IV) surrendered by such purchasers for conversion, all as of 12:00 p.m. (noon), New York City time, on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.
     Section 3.08 Repurchase Of Securities At Option Of The Holder Upon a Fundamental Change.
          (a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on the date that is not less than 30 days nor more than 45 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.08(b) (the “Fundamental Change Repurchase Date”).
          (b) On or before the 30th day after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners to the extent and in the manner required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:
     (1) the events causing such Fundamental Change;
     (2) the date of such Fundamental Change;
     (3) the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.08;
     (4) the Fundamental Change Repurchase Date;
     (5) the Fundamental Change Repurchase Price;
     (6) the Holder’s right to require the Company to purchase the Securities;
     (7) the name and address of each Paying Agent and Conversion Agent;
     (8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;
     (9) the procedures that the Holder must follow to exercise rights under Article IV and that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Common Stock pursuant to Article IV of this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (10) the procedures that the Holder must follow to exercise rights under this Section 3.08;
     (11) the procedures for withdrawing a Fundamental Change Repurchase Notice;
     (12) that, unless the Company fails to pay such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase

Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and
     (13) the CUSIP number of the Securities.
     At the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and submitted to the Trustee along with an Officers’ Certificate and written request within 20 days after the occurrence of a Fundamental Change. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.
          (c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Company or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.
     (1) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased and (C) that such Security shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.
     (2) The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.
     (3)The Company shall only be obliged to purchase, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

     (4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.08(c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.
     (5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.
     (6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.
     Section 3.09 Effect Of Fundamental Change Repurchase Notice.
          (a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.09(b)) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.08 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08(c). Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article IV on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.09(b) with respect to the Securities to be converted.
          (b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Repurchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in withdrawable part (or if the Securities are not certificated, such written notice must comply with the procedures of the Depositary) and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.
     Section 3.10 Deposit of Fundamental Change Repurchase Price.
          (a) On or before 12:00 p.m.(noon) New York City time on the Business Day following the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date.
          (b) If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Business Day following the applicable Fundamental Change Repurchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Repurchase Date.
          (c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture.
          (d) If a Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
     Section 3.11 Repayment To The Company.
     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.
     Section 3.12 Purchase Of Securities At Option Of The Holder On Specified Dates.

          (a) Securities shall be purchased in cash in whole or in part (which must be equal to $1,000 principal amount or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Section 3.12 and paragraph 8 of the Securities promptly on January 15, 2013, January 15, 2016 and January 15, 2021 (each, a “Put Right Purchase Date”), or the time of the surrender of the Securities, if later, for cash at a purchase price equal to 100% of the principal amount of the surrendered securities together with accrued but unpaid interest, if any, to but not including the applicable Put Right Purchase Date (the “Put Right Purchase Price”); provided that if the Put Right Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.
          (b) The Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee and to each Holder (at its address shown in the register of the Registrar) and to Beneficial Owners to the extent and in the manner required by applicable law not less than 20 Business Days prior to each Put Right Purchase Date (the “Company Put Right Notice”). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Holder and shall state:
     (1) the Put Right Purchase Price, for the applicable Put Right Purchase Date and the Conversion Rate then in effect;
     (2) the name and address of the Paying Agent and the Conversion Agent;
     (3) that Securities as to which a Put Right Purchase Notice has been given may be converted, if they are otherwise convertible, only in accordance with Article IV and paragraph 9 of the Securities and only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (4) that Securities must be surrendered to the Paying Agent as a condition to collecting payment of the Put Right Purchase Price;
     (5) that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;
     (6) the procedures the Holder must follow to exercise rights under this Section 3.12 and a brief description of those rights;
     (7) briefly, the conversion rights of the Securities;

     (8) the procedures for withdrawing a Put Right Purchase Notice (including a summary of the terms of Section 3.12(g));
     (9) that, unless the Company fails to pay such Put Right Purchase Price on Securities for which a Put Right Purchase Notice has been submitted, such Securities shall no longer be outstanding and interest on such Securities will cease to accrue on and after the Put Right Purchase Date; and
     (10) the CUSIP number of the Securities.
          (c) If any of the Securities to be repurchased are in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to repurchases.
          (d) At the Company’s request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company’s expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company; provided further that the Company shall make such request and deliver the text of such Company Put Right Notice at least five Business Days prior to the date by which such Company Put Right Notice must be given in accordance with this Section 3.12 (unless a shorter period shall be satisfactory to the Trustee).
          (e) To exercise its rights pursuant to this Section 3.12, the Holder shall deliver to the Paying Agent a properly completed put right purchase notice (each, a “Put Right Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Business Day immediately preceding the Put Right Purchase Date stating:
     (1) if certificated Securities have been issued, the certificate number of the Security that the Holder will deliver for repurchase (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the Applicable Procedures relating to purchases),
     (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof, and
     (3) that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section 3.12 and the Securities.
          (f) The Company shall pay the Put Right Purchase Price for all Securities with respect to which a Put Right Purchase Notice is given and not validly withdrawn, promptly following the later of the applicable Put Right Purchase Date and delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the

Securities are not certificated, such delivery must comply with the Applicable Procedures relating to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 3.12 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.
          (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 3.12 shall have the right to withdraw such Put Right Purchase Notice in whole or in part at any time prior to the close of business on the Business Day immediately preceding the applicable Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:
     (1) the aggregate principal amount of the Security (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted,
     (2) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the Applicable Procedures relating to withdrawals), and
     (3) the aggregate principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.
          (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.
          (i) On or before 12:00 p.m. (noon) New York City time on the Business Day following the applicable Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date.
     (1) If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Notice has been tendered and not withdrawn, then, on the Business Day after the Put Right Purchase Date, such Security will cease to be outstanding, and interest shall cease to accrue, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).

     (2) The Put Right Purchase Price shall be paid to such Holder with respect to Securities for which a Put Right Purchase Notice has been tendered and not validly withdrawn, subject to receipt of funds by the Paying Agent, promptly after the later of (A) the applicable Put Right Purchase Date with respect to such Security (provided that the conditions in Section 3.12(f) have been satisfied) and (B) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.12(f). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof, if convertible pursuant to Article IV, may not be converted on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Section 3.12(g).
     (3) To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 3.12(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company, or if such money is then held by the Company in trust, it shall be discharged from the trust.
          (j) The Company shall only be obligated to purchase, pursuant to this Section 3.12, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.
     Section 3.13 Securities Purchased In Part.
     Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
     Section 3.14 Compliance With Securities Laws Upon Purchase of Securities.
     In connection with any offer to purchase of Securities under Section 3.08 or Section 3.12, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule) and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 through 3.12 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.
     Section 3.15 Purchase Of Securities In Open Market.
     The Company (a) shall, on or prior to the date that is two years from the latest issuance of any Securities and in accordance with Section 2.11 surrender any Security purchased by the Company pursuant to this Article III to the Trustee for cancellation, and (b) after such date, may surrender such Security to the Trustee for cancellation as aforesaid. Any securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11. The Company may repurchase Securities in open market and negotiated transactions.
ARTICLE IV
CONVERSION
     Section 4.01 Conversion Privilege And Conversion Rate.
          (a) Subject to the obligation and the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 4.14, and upon compliance with the provisions of this Article IV, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock prior to the close of business on the Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article IV, unless previously redeemed by the Company or purchased by the Company at the Holder’s option, at the Conversion Rate in effect at such time, determined as hereinafter provided and subject to the adjustments described below, only under the following circumstances:
     (1) during any calendar quarter beginning after March 31, 2006, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the Closing Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 120% of the Conversion Price (the “Conversion Trigger Price”);
     (2) until the close of business on the second Business Day immediately preceding the Redemption Date if the Company elects to redeem the relevant Security pursuant to Article III;

     (3) if the Company distributes to all holders of Common Stock rights (including rights or rights certificates under a shareholder rights agreement) or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance (or in the case of rights certificates issued under a shareholder rights agreement, within 45 days of the later of the date of issuance and any scheduled redemption date or similar date under such rights agreement), Common Stock at less than the Closing Price per share of the Common Stock on the day of issuance;
     (4) if the Company distributes to all holders of Common Stock, assets, debt securities rights or rights certificates to purchase the Company’s securities, which distribution has a per share value exceeding 7.5% of the Closing Price per share of the Common Stock on the Business Day preceding the declaration date for such distribution;
     (5) [Intentionally Omitted]
     (6) if a Fundamental Change occurs;
     (7) at any time during the period beginning ten Trading Days prior to the Final Maturity Date and ending at the close of business on the Business Day immediately preceding the Final Maturity Date; or
     (8) during any five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 4.01(e)(ii), for each day of that period was less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities.
          (b) In the case of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), the Company shall notify Holders at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”); provided that if the Company distributes rights pursuant to a shareholder rights agreement, it will notify the Holders of the Securities on the Business Day after the Company is required to give notice generally to its shareholders pursuant to such shareholder rights agreement if such date is less than 20 days prior to the date of such distribution. Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place. In the event of a distribution contemplated by clauses (3) and (4) of Section 4.01(a), Holders may not convert the Securities if the Holders will otherwise participate in such distribution without converting their Securities. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (3) or (4) of Section 4.01(a).

          (c) [Intentionally Omitted]
          (d) In the case of a transaction contemplated by clause (6) of Section 4.01(a), the Company will notify the Holders and Trustee at least 10 Trading Days prior to the anticipated Fundamental Change Effective Date of any Fundamental Change or an event that would have been a change of control but for the existence of one of the Change of Control exceptions under the definition of Change of Control that the Company knows or reasonably should know will occur. If the Company does not know, and should not reasonably know, that a Fundamental Change will occur until a date that is within 10 Trading Days before the anticipated Fundamental Change Effective Date, the Company will notify the Holders and the Trustee promptly after the Company has knowledge of such Fundamental Change. Holders may surrender Securities for conversion at any time beginning 10 Trading Days before the anticipated Fundamental Change Effective Date of a Fundamental Change or an event that would have been a change of control but for the existence of one of the Change of Control exceptions under the definition of Change of Control and until the last Trading Day preceding the Fundamental Change Repurchase Date.
          (e) (i) For each calendar quarter of the Company, beginning with the calendar quarter ending March 31, 2006, the Conversion Agent, on behalf of the Company, will determine, on the first Business Day following the last Trading Day of such calendar quarter, whether the Securities are convertible pursuant to clause (1) of Section 4.01(a), and, if so, will notify the Trustee and the Company in writing.
          (ii) The Trustee shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (8) of Section 4.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of the Securities.
          (f) The conversion rights pursuant to this Article IV shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption or submitted or presented for purchase pursuant to Article III, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Redemption Date and on the Business Day immediately preceding the Put Right Purchase Date or Fundamental Change Repurchase Date for such Security (unless the Company shall fail to make the Redemption Price, Put Right Purchase Price, or Fundamental

Change Repurchase Price payment when due in accordance with Article III, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). If a Security is convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Section 4.01(d). Securities in respect of which a Fundamental Change Repurchase Notice or a Put Right Purchase Notice, as the case may be, has been delivered may not be surrendered for conversion pursuant to this Article IV prior to a valid withdrawal of such Fundamental Change Repurchase Notice or Put Right Purchase Notice, as the case may be, in accordance with the provisions of Article III.
          (g) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
          (h) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article IV.
          (i) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(j) and Section 4.06.
          (j) If prior to January 21, 2011, there shall have occurred a Fundamental Change (or in connection with a transaction that would have been a Change of Control but for the existence of the 105% Trading Price exception), the Company shall pay a “Make Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning 10 Trading Days before the anticipated Fundamental Change Effective Date and ending at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by increasing the Conversion Rate for such Securities. The number of additional shares of Common Stock per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by the Company by reference to the table below, based on the Fundamental Change Effective Date and the Stock Price of such Fundamental Change; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $[ ] per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $[ ] per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Prices of the Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Fundamental Change Effective Date.
     Make Whole Premium Upon a Fundamental Change Effective Date (Number of Additional Shares)

	Fundamental Change Effective Date
Stock Price
on Fundamental	[January ],	January 15,	January 15,	January 15,	January 15,	January 21,
Change Effective Date	2006	2007	2008	2009	2010	2011
$28.00	8.24	8.24	8.24	8.24	8.24	8.24
$32.00	6.43	5.95	5.41	4.72	3.82	3.78
$36.00	5.27	4.76	4.18	3.43	2.43	0.31
$40.00	4.42	3.97	3.41	2.69	1.63	0.00
$45.00	3.67	3.18	2.63	1.94	1.07	0.00
$50.00	3.13	2.68	2.17	1.54	0.79	0.00
$55.00	2.73	2.31	1.84	1.28	0.63	0.00
$60.00	2.42	2.03	1.61	1.10	0.54	0.00
$65.00	2.18	1.82	1.43	0.97	0.48	0.00
$70.00	1.98	1.65	1.29	0.88	0.44	0.00
$75.00	1.82	1.51	1.18	0.81	0.41	0.00
     The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.
     Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed [ ] per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a) hereof.
          (k) By delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).
          (l) Notwithstanding anything else contained herein, the Securities shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with one of the Company’s direct or indirect Subsidiaries for the purpose of changing the

Company’s state of incorporation to any other state within the United States or the District of Columbia.
     Section 4.02 Conversion Procedure.
          (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will pay the cash and deliver the shares of Common Stock, as applicable, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.
          (b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of shares of common stock, or (iii) if the Company elects to deliver cash in lieu of some, but not all, of such shares of Common Stock, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the applicable Conversion Rate as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.
          (c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption) will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, unless such Securities are being converted solely pursuant to Section 4.01(a)(2), such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment

Date. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on a converted Security.
          (d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.
          (e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.
          (f) Upon the Company’s determination that a Holder is or will be entitled to convert their Securities into shares of Common Stock pursuant to this Article IV, the Company will promptly after making such determination issue a press release and use its reasonable efforts to post such information on the Company’s website or otherwise publicly disclose such information.
     Section 4.03 Fractional Shares.
     The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the average of the Volume Weighted Average Price of the Common Stock for each of the consecutive Trading Days of the Conversion Reference Period by such fractional share and rounding the product to the nearest whole cent.
     Section 4.04 Taxes On Conversion.
     If a Holder converts a Security, the Holder shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion. The Holder shall also pay any such tax with respect to cash received in lieu of fractional shares. In addition, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     Section 4.05 Company To Provide Stock.
          (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.
          (b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.
          (c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.
          (d) [Intentionally Omitted]
     Section 4.06 Adjustment Of Conversion Rate.
          (a) The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (1) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.
     (3) If the Company shall issue rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (9) of this Section 4.06(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock that such rights or warrants entitle holders thereof to subscribe for or purchase (or into which such convertible securities are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants (or convertible securities) are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (4) If the Company shall make a dividend or other distribution to all holders of its Common Stock of Capital Stock, other than Common Stock, or evidences of indebtedness or other assets of the Company (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.06(a)(3), (y) dividends or distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration, or pursuant to any shareholder rights plan or (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.06(a)(6)) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date as if each Holder had converted such Security into Common Stock immediately prior to the record date with respect to such distribution) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     If the fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.
     Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Securities, so that the same shall be equal to the rate determined by multiplying the applicable Conversion Rate in effect on and after the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the Nasdaq National Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the average of the Closing Prices over the Spinoff Valuation Period of the Spinoff Securities multiplied by the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.
     (5) With respect to any rights, rights certificates or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 4.06, upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.06(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights, rights certificates or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights, rights certificates or warrants pursuant to this Section 4.06(a). Other than as specified in this clause (5) of this Section 4.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.
     (6) If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.
     (7) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds the average of the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (7) of Section 4.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).

     (8) For purposes of this Section 4.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.
     (9) For purposes of any computation under this Section 4.06, “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for each of the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if
          (A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a) (1), (2), (3), (4), (5), (6) or (7) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;
          (B) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a) (1), (2), (3), (4), (5), (6) or (7) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and
          (C) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 4.06(a)(9), the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.06(a)(4) or (7), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 4.06(a)(7), if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 4.06(a)(7)) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a)(1), (2), (3), (4), (5) or (6) occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Section 4.09(a) the term “ex” date, when used:
          (A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;
          (B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
          (C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.
Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
               (b) In any case in which this Section 4.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.09) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date,

Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.
          (c) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).
          (d) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.
          (e) [Intentionally Omitted]
     Section 4.07 No Adjustment.
          (a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.
          (b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.
          (c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.
          (d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.
     Section 4.08 [Intentionally Omitted]
     Section 4.09 Notice of Adjustment.

     Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.
     Section 4.10 Notice of Certain Transactions.
     In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.10.
     Section 4.11 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of following events occur (each, a “Business Combination”):
     (1) any recapitalization, reclassification or change of the Common Stock, other than changes resulting from a subdivision or a combination,
     (2) a consolidation, merger or combination involving the Company,
     (3) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than one or more of the Company’s subsidiaries, or
     (4) any statutory share exchange,
in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Securities been converted into Common Stock immediately prior to such Business Combination, except that such Holders will not receive the Make Whole Premium if such Holder does not convert its Securities “in connection with” the relevant Fundamental Change. A conversion of the Securities by a Holder will be deemed for these purposes to be “in connection with” a Fundamental Change if the notice of such conversion is provided in compliance with Section 4.02(a) to the Conversion Agent on or subsequent to the date 10 Trading Days prior to the date announced by the Company as the anticipated Fundamental Change Effective Date but before the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be (i) based on the weighted average of elections made by Holders of the Securities who participate in such determination, (ii) subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Business Combination and (iii) conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by shareholders of the Company, and (b) two Trading Days prior to the anticipated effective date of the Business Combination. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Trustee. In the event the effective date of the Business Combination is delayed beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company may not become a party to any such transaction unless its terms are consistent with this Section 4.11. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article III hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Securities into shares of Common Stock prior to the effective date of the Business Combination.
     Section 4.12 Trustee’s Disclaimer.
          (a) The Trustee shall have no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article IV.
          (b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.04.
     Section 4.13 Voluntary Increase.
     The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days, and the Company provides 15 days’ prior written notice to any increase in the Conversion Rate to the Trustee and Holders. The Company may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed [ ] per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.06(a) hereof.
     Section 4.14 Payment of Cash in Lieu of Common Stock.
          (a) In lieu of delivery of some or all of the shares of Common Stock otherwise issuable upon notice of conversion of any Securities, Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered for conversion: (A) cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and (B) if the Conversion Value is greater than $1,000, a number of shares of the Common Stock equal to the sum of the Daily Share Amounts for each of the ten consecutive Trading Days in the Conversion Reference Period (appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period) , subject to the Company’s right to deliver cash in lieu of all or a portion of such shares as set forth in Section 4.14(b). The Company will deliver such cash and any shares of Common Stock, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.02(a).
          (b) The Company may elect to pay cash to the Holders of Securities surrendered for conversion in lieu of all or a portion of the Common Stock otherwise issuable pursuant to Section 4.14(a). In such event, on any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company will specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) and the amount of cash that the Company will pay in respect of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Volume Weighted Average Price of the Common Stock for such Trading Day (provided that after the consummation of a Fundamental Change in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of the Common Stock in such Fundamental Change). The number of shares that the Company shall deliver in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. Upon making a determination that a percentage of the Daily Share Amount will be settled in cash, the Company shall promptly issue a press release and disclose such information on its website prior to the first Trading Day of the applicable Conversion Reference Period. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Securities.
          (c) For the purposes of Sections 4.14(a) and (b), in the event that any of Conversion Value, Daily Share Amounts or Volume Weighted Average Price is not calculable for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Share Amounts and Volume Weighted Average Price, as applicable.
ARTICLE V
COVENANTS
     Section 5.01 Payment Of Securities.
          (a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 12:00 p.m. (noon), New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment; provided, however, that money held by the Paying Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article XI or the payment of which to the holders of the Securities is prohibited by Article XI shall not be considered to be designated for the payment of any principal of or interest on the Securities within the meaning of this Section 5.01. Subject to Section 4.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Redemption Price, Put Right Purchase Price, Fundamental Change Repurchase Price, and interest, in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Put Right Purchase Price or Fundamental Change Repurchase Price, on the Business Day following the applicable Put Right Purchase Date or

Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.
          (b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois (which shall initially be at the address set forth in Section 2.03(c)) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
     Section 5.02 SEC and Other Reports.
          (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee. The Company also shall comply with the provisions of TIA Section 314(a).
          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 5.03 Compliance Certificates.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending September 24, 2006), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.
     Section 5.04 Further Instruments And Acts.
     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
     Section 5.05 Maintenance Of Corporate Existence.
     Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 5.06 [Intentionally Omitted]
     Section 5.07 Stay, Extension And Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.08 [Intentionally Omitted]
     Section 5.09 Maintenance of Office or Agency.
     The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. Another such office or agency shall be the one referred to in Section 5.01(b). The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.
ARTICLE VI
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE
     Section 6.01 Company May Consolidate, Etc. , Only On Certain Terms.
     The Company may not consolidate with or merge into any Person or convey, transfer or lease the property and assets, substantially as an entirety, of the Company to another Person, other than to one or more of the Company’s wholly-owned subsidiaries, unless:
          (1) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) such Person (if other than the Company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article IV, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;
          (2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
          (3) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article VI and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article VI, and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 6.02 Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entirety, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE VII
DEFAULT AND REMEDIES
     Section 7.01 Events Of Default.
     (a) An “Event of Default” shall occur if:
          (1) the Company shall fail to pay when due (whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture) the Principal or any Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price of any Security, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise; or
          (2) the Company shall fail to pay (whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture) an installment of cash interest on any of the Securities, which failure continues for 30 days after the date when due; or
          (3) the Company shall fail to deliver when due all cash and shares of Common Stock, if any, deliverable upon conversion of the Securities (whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture), which failure continues for 15 days; or
          (4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or
          (5) default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or
          (6) the Company pursuant to or within the meaning of any Bankruptcy Law:
(A)	commences as a debtor a voluntary case or proceeding; or

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)	consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of its creditors;

(E)	files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)	consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)	grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B)	appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C)	orders the winding up or liquidation of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          (b) Notwithstanding Section 7.01(a), no Event of Default under clauses (4) or (5) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5) of Section 7.01(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.01 is cured, it ceases.
          (c) The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.
     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer with responsibility for this Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Trust Officer with responsibility for this Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.
     Section 7.02 Acceleration.
     If an Event of Default (other than an Event of Default specified in clauses (6) or (7) of Section 7.01(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately, subject to the provisions of Article XI. If an Event of Default specified in Section 7.01(a)(6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable, subject to the provisions of Article XI, without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b)  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all payments due to the Trustee and any predecessor Trustee under Section 8.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Section 7.03 Other Remedies.

          (a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.
     Section 7.04 Waiver Of Defaults And Events Of Default.
     Subject to Sections 7.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into Common Stock or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases.
     Section 7.05 Control By Majority.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 7.06 Limitations On Suits.
          (a) A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article IV) unless:
(1)	the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee reasonable security or indemnity to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.
          (b) No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.
     Section 7.07 Rights Of Holders To Receive Payment And To Convert.
     Subject to the provisions of Article XI hereof, notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Redemption Price, Put Right Purchase Price, Fundamental Change Repurchase Price, or Make-Whole Premium and interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture, (whether upon redemption, repurchase, or otherwise), and to convert such Security in accordance with Article IV, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article IV, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
     Section 7.08 Collection Suit By Trustee.
     If an Event of Default described in clause (1) or (2) of Section 7.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 7.09 Trustee May File Proofs Of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 7.10 Priorities.
          (a) If the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:
     (1) First, to the Trustee for amounts due under Section 8.07;
     (2) Second, to holders of Senior Debt to the extent required by Article XI;
     (3) Third, to Holders for amounts due and unpaid on the Securities for the principal amount, and interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;
     (4) Fourth, to such other Person or Persons, if any, to the extent entitled thereto; and
     (5) Fifth, the balance, if any, to the Company.
          (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
     Section 7.11 Undertaking For Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.
ARTICLE VIII
TRUSTEE
     Section 8.01 Obligations Of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
     This Section 8.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.
          (c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of Section 8.01(b);
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.
     This Section 8.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.
          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 8.02 Rights Of Trustee.
          (a) Subject to Section 8.01:
     (1) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
     (3) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
     (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.
     (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder. The Trustee may appoint an agent, with the approval of the Company, to perform such calculations as the Conversion Agent hereunder may be required to perform.
     Section 8.03 Individual Rights Of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11.
     Section 8.04 Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.
     Section 8.05 Notice Of Default Or Events Of Default.
     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Company’s failure to convert Securities when obligated to convert them. This Section 8.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.
     Section 8.06 Reports By Trustee To Holders.
          (a) If a report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c).
          (b) A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.
     Section 8.07 Compensation And Indemnity.
          (a) The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          (b) The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.
          (c) The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith.
          (d) To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (6) or (7) of Section 7.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.
     Section 8.08 Replacement Of Trustee.
          (a) The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 8.08.
          (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.
          (c) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

          (d) If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
          (f) A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.
          (g) Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
     Section 8.09 Successor Trustee By Merger, Etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.
     Section 8.10 Eligibility; Disqualification.
     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article VIII. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).
     Section 8.11 Preferential Collection Of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE IX
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 9.01 Satisfaction And Discharge Of Indenture.
          (a) This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.03) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation,
     (i) have become due and payable,
     (ii) will become due and payable at the Final Maturity Date within one year, or
     (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the             giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;
     provided in the case of clause (B), that
     (1) the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be. In the event that the Company exercises its right to redeem the Securities as provided in Article III, the Company shall have the right to withdraw its funds previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.
          (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article IV, the obligations of the Company to the Trustee under Section 8.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 5.01 and 12.05, Article IV, and this Article IX, shall survive until the Securities have been paid in full.
     Section 9.02 Application Of Trust Money.
     Subject to the provisions of Section 9.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and, notwithstanding the provisions of Article XI, shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.
     Section 9.03 Repayment To Company.
          (a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 9.01 and (2) held by them at any time.
          (b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
     Section 9.04 Reinstatement.
          (a) If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.
          (b) If pursuant to the last sentence of Section 9.01(a)(1), the Company withdraws its previously deposited funds as a result of its exercise of its redemption right, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 9.01.
ARTICLE X
AMENDMENTS; SUPPLEMENTS AND WAIVERS
     Section 10.01 Without Consent Of Holders.
          (a) The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:
     (1) evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;
     (2) adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;
     (3) securing the Company’s obligations in respect of the Securities;
     (4) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article VIII;
     (5) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by this Indenture or otherwise;
     (6) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; or
     (7) modifying any other provisions of this Indenture in any manner that will not adversely affect the interests of the Holders in any material respect.
          (b) The Company may, without consent of any Holder of a Security or the Trustee, amend this Indenture for the purpose of surrendering the Company’s right to issue shares of Common Stock upon conversion of the Securities.

     Section 10.02 With Consent Of Holders.
          (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. However, subject to Section 10.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:
     (1) alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on, or with respect to, any Security;
     (2) make any of the Securities payable in money or securities other than that stated in the Securities;
     (3) change the stated maturity of any Security;
     (4) reduce the principal amount, Redemption Price, Put Right Purchase Price, or Fundamental Change Repurchase Price (including any Make Whole Premium payable) (as applicable) with respect to any of the Securities, or the amount payable upon redemption or purchase pursuant to Article III, with respect to any Security;
     (5) make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect;
     (6) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders;
     (7) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;
     (8) change the currency of payment of principal of, or interest on, the Securities; or
     (9) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default.
          (b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default of Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price, or in the obligation to deliver Common Stock or cash, if any and as applicable, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.
          (c) [Intentionally Omitted]
          (d) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 10.03 Compliance With Trust Indenture Act.
     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.
     Section 10.04 Revocation And Effect Of Consents.
          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
          (b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.
     Section 10.05 Notation On Or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
     Section 10.06 Trustee To Sign Amendments, Etc.
     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article X if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the

Trustee shall be entitled to receive and, subject to Section 8.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.
     Section 10.07 Effect Of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
ARTICLE XI
SUBORDINATION
     Section 11.01 Agreement to Subordinate.
     The Company agrees, and each holder of Securities by accepting a Security agrees, that the indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or payment satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.
     Section 11.02 Liquidation; Dissolution; Bankruptcy.
     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:
          (a) holders of Senior Debt shall be entitled to receive payment in full of all principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) in cash or other payment satisfactory to the holders of the Senior Debt before holders of Securities shall be entitled to receive any payment with respect to the Securities; and
          (b) until all Senior Debt is paid in full in cash or other payment satisfactory to the holders of the Senior Debt, any distribution to which holders of Securities would be entitled but for this Article XI shall be made to holders of Senior Debt, as their interests may appear.
     Section 11.03 Default on Designated Senior Debt.

     Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or premium, if any, or interest on or other amounts due on the Securities (including without limitation the making of a deposit pursuant to Section 3.05 or 3.10), and no redemption, repurchase, or other acquisition of the Securities, shall be made by or on behalf of the Company unless:
          (a) full payment of all amounts then due for principal of and interest on, and of all other amounts then due on, all Designated Senior Debt has been made or duly provided for pursuant to the terms of the instruments governing such Designated Senior Debt; and
          (b) at the time for, and immediately after giving effect to, any such payment, redemption, repurchase or other acquisition, there shall not exist under any Designated Senior Debt, or any agreement pursuant to which any Designated Senior Debt is issued, any default which shall not have been cured or waived and which default shall have resulted in the full amount of such Designated Senior Debt being declared due and payable.
     In addition, if the Trustee shall receive written notice from the holders of Designated Senior Debt or their Representative (a “Payment Blockage Notice”) that there has occurred and is continuing under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any non-payment default, which default shall not have been cured or waived, giving the holders of such Designated Senior Debt the right to declare such Designated Senior Debt immediately due and payable, then, anything in this Indenture to the contrary notwithstanding, no payment on account of the principal of or premium, if any, or interest on or any other amounts due on the Securities (including without limitation the making of a deposit pursuant to Section 3.05 or 3.10), and no redemption, repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company during the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earliest of (i) the date on which such default shall have been cured or waived, (ii) 179 days from the receipt of the Payment Blockage Notice and (iii) the date the Payment Blockage Notice is withdrawn by the holders of such Designated Senior Debt. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section 11.02 and the first sentence of this Section 11.03), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.
     Section 11.04 Acceleration of Securities.
     In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Securities in respect of any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable with respect to Securities and may not acquire or purchase from the

Trustee or any holder of Securities any Securities until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture.
     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt or trustees of such Senior Debt of the acceleration.
     Section 11.05 When Distribution Must Be Paid Over.
     In the event that the Trustee, any holder of Securities or any other person receives any payment or distributions of assets of the Company of any kind with respect to the Securities in contravention of any subordination terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or their Representative, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; provided, however, that the foregoing shall apply to the Trustee only if a Trust Officer of the Trustee has actual knowledge (as determined in accordance with Section 11.11) that such payment or distribution is prohibited by this Indenture.
     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Securities or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XI, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.
     Section 11.06 Notice by Company.
     The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable with respect to the Securities or the purchase of any Securities by the Company to violate this Article XI, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article XI.
     Section 11.07 Subrogation.
     After all Senior Debt is paid in full and until the Securities are paid in full, holders of Securities shall be subrogated (equally and ratably with all other indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Securities have been applied to the payment of Senior Debt. A distribution made under this Article XI to holders of Senior Debt that otherwise would have been made to holders of Securities is not, as between the Company and holders of Securities, a payment by the Company on the Securities.
     Section 11.08 Relative Rights.
     This Article XI defines the relative rights of holders of Securities and holders of Senior Debt. Nothing in this Indenture shall:
          (a) impair, as between the Company and holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms;
          (b) affect the relative rights of holders of Securities and creditors (other than with respect to Senior Debt) of the Company, other than their rights in relation to holders of Senior Debt; or
          (c) prevent the Trustee or any holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Securities.
     If the Company fails because of this Article XI to pay principal of, premium, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.
     Section 11.09 Subordination May Not Be Impaired by Company.
     No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any holder of Securities or by the failure of the Company or any such holder to comply with this Indenture.
     Section 11.10 Distribution or Notice to Representative.
     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.
     Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

     Section 11.11 Right of Trustee and Paying Agent.
     Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Securities, unless a Trust Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Securities to violate this Article XI. Only the Company or a Representative may give the notice.
     Nothing in this Article XI shall impair the claims of, or payments to, the Trustee under or pursuant to Section 8.07 hereof.
     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
     Section 11.12 Authorization to Effect Subordination.
     Each holder of a Security by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI, and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 7.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Securities.
     Section 11.13 Article Applicable to Paying Agent.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 11.11 shall not apply to the Company or any Subsidiary of the Company if it or such Subsidiary acts as Paying Agent.
     Section 11.14 Senior Debt Entitled to Rely.
     The holders of Senior Debt shall have the right to rely upon this Article XI, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless the holders affected thereby shall have agreed in writing thereto.
     Section 11.15 Permitted Payments.

     Notwithstanding anything to the contrary in this Article XI, the holders of Securities may receive and retain at any time on or prior to the Final Maturity Date (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Section 9.01.
     Section 11.16 Pari Passu Indebtedness.
     The Company’s 2.25% Convertible Subordinated Notes due 2010 issued under that certain indenture dated as of February 25, 2003, between the Company and LaSalle Bank National Association, is pari passu with the Securities.
ARTICLE XII
MISCELLANEOUS
     Section 12.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.
     Section 12.02 Notices.
     Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Hutchinson Technology Incorporated
40 West Highland Park
Hutchinson, Minnesota 55350-9784
Attention: Investor Relations
Fax: (604) 415-6240

if to the Trustee, to:

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois 60603
Attention: [Gregory Clarke]
(Hutchinson Technology Incorporated [ ]% Convertible Subordinated
Notes due 2026)

     Such notices or communications shall be effective when received.
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.
     Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.
     Section 12.03 Communications By Holders With Other Holders.
     Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).
     Section 12.04 Certificate And Opinion As To Conditions Precedent.
          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.
          (b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;
provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 12.05 Record Date For Vote Or Consent Of Holders of Securities.
     The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.
     Section 12.06 Rules By Trustee, Paying Agent, Registrar And Conversion Agent.
     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.
     Section 12.07 Legal Holidays.
     A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or Chicago, Illinois are authorized or obligated to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.
     Section 12.08 Governing Law.
     This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 12.09 No Adverse Interpretation Of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 12.10 No Recourse Against Others.
     All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.
     Section 12.11 No Security Interest Created.
     Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.
     Section 12.12 Successors.
     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
     Section 12.13 Multiple Counterparts.
     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.
     Section 12.14 Separability.
     If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 12.15 Table Of Contents, Headings, Etc.
     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

HUTCHINSON TECHNOLOGY INCORPORATED

By:

Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION,
solely as Trustee hereunder and not in its individual
capacity

By:

Name:
Title:

EXHIBIT A
[FORM OF FACE OF SECURITY]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

HUTCHINSON TECHNOLOGY INCORPORATED
[       ]% Convertible Subordinated Notes due 2026

No. [___]	CUSIP: [___]
     Hutchinson Technology Incorporated, a Minnesota corporation, promises to pay to Cede & Co. or registered assigns the principal amount of                                                              ($                                        ) on January 15, 2026.
     This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated:
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HUTCHINSON TECHNOLOGY INCORPORATED

By:

Name:
Title:
Dated:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY)
HUTCHINSON TECHNOLOGY INCORPORATED.
CONVERTIBLE SUBORDINATED NOTES DUE 2026
1. INTEREST
     Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of [    ]% per annum. The Company shall pay interest semiannually on January 15 and July 15 of each year (each an “Interest Payment Date”), commencing July 15, 2006. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase or redemption date, as the case may be). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     No sinking fund is provided for the Securities.
2. METHOD OF PAYMENT
     The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on January 1 or July 1, as the case may be, (each, a “Regular Record Date”) next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Interest Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.
3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT
     Initially, LaSalle Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion

Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.
4. INDENTURE, LIMITATIONS
     This Security is one of a duly authorized issue of Securities of the Company designated as its [    ]% Convertible Subordinated Notes Due 2026 (the “Securities”), issued under an Indenture dated as of January [    ], 2006 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.
     The Securities are subordinated unsecured obligations of the Company limited to $175,000,000 aggregate principal amount ($200,000,000 aggregate principal amount if the Underwriters exercise their over-allotment option in full). The Indenture does not limit other debt of the Company, secured or unsecured.
5. REDEMPTION AT THE OPTION OF THE COMPANY
     Prior to January 21, 2011 the Securities shall not be redeemable. On or after January 21, 2011 the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part at a Redemption Price (the “Redemption Price”), when used with respect to any Security to be redeemed, means the prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date). The following cash prices are for Securities redeemed during the 12-month period commencing on January 21 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2011	[ ]%
2012	[ ]%
2013 and thereafter	100.00%
Provided that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the second Business Day prior to the relevant Redemption Date.
6. NOTICE OF REDEMPTION

     Notice of redemption, as set forth in Section 3.03 of the Indenture, will be mailed by first-class mail at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).
7. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE
     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture, all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is not less than 30 nor more than 45 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.
8. PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES
     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.
9. CONVERSION
     Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. In lieu of receiving shares of the Common Stock, a Holder will receive, for each $1,000 principal amount of Securities surrendered for conversion:

-	cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and

-	if the Conversion Value is greater than $1,000, a number of shares of the Common Stock, equal to the sum of the Daily Share Amounts for each of the ten consecutive Trading Days in the Conversion Reference Period (appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period), subject to the Company’s right to deliver cash in lieu of all or a portion of such shares as described in the Indenture.
10. SUBORDINATION
     The Company’s payment of the principal of, premium, if any, conversion payments and interest on the Securities is subordinated to the prior payment in full of the Company’s Senior Debt as set forth in the Indenture. Each Holder of Securities by his or her acceptance hereof covenants and agrees that all payments of the principal of, premium, if any, conversion payments and interest on the Securities by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each Holder of Securities accepts and agrees to be bound by such provisions.
11. DENOMINATIONS, TRANSFER, EXCHANGE
     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.
12. PERSONS DEEMED OWNERS
     The Holder of a Security may be treated as the owner of it for all purposes.
13. UNCLAIMED MONEY
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
14. AMENDMENT, SUPPLEMENT AND WAIVER
     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect. The Company may also amend the Indenture, without consent of the Holders or the Trustee, for the purpose of surrendering the Company’s right to issue shares of Common Stock upon conversion of the Securities.
     Any amendment to the provisions of Article XI of the Indenture (which relate to subordination) will require the consent of each holder of Senior Debt if such amendment would diminish the rights of such holder of Senior Debt.
15. SUCCESSOR ENTITY
     When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.
16. DEFAULTS AND REMEDIES
     Under the Indenture, an Event of Default shall occur if:
     (1) the Company shall fail to pay when due the Principal or any Redemption Price, Put Right Purchase Price or Fundamental Change Repurchase Price of any Security, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise; or
     (2) the Company shall fail to pay an installment of cash interest on any of the Securities, which failure continues for 30 days after the date when due; or
     (3) the Company shall fail to deliver when due all cash and shares of Common Stock, if any, deliverable upon conversion of the Securities, which failure continues for 15 days; or
     (4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or
     (5) default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred or
     (6) the Company pursuant to or within the meaning of any Bankruptcy Law:
          (A) commences as a debtor a voluntary case or proceeding; or
          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;
          (C) consents to the appointment of a Receiver of it or for all or substantially all of its property; or
          (D) makes a general assignment for the benefit of its creditors;
          (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or
          (F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;
          (B) appoints a Receiver of the Company or for all or substantially all of the property of the Company; or
          (C) orders the winding up or liquidation of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
     The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     Notwithstanding the above, no Event of Default under clauses (4) or (5) above shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5), as applicable, after receipt of such notice.

     If an Event of Default (other than an Event of Default specified in clauses (6) or (7) above) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in clauses (6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under the Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.
17. TRUSTEE DEALINGS WITH THE COMPANY
     LaSalle Bank National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.
18. NO RECOURSE AGAINST OTHERS
     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.
19. AUTHENTICATION

     This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.
20. ABBREVIATIONS AND DEFINITIONS
     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).
     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.
21. INDENTURE TO CONTROL; GOVERNING LAW
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     [The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Hutchinson Technology Incorporated, 40 West Highland Park, Hutchinson, Minnesota 55350-9784, Attention: Investor Relations (Fax: (320) 587-1645).]

ASSIGNMENT FORM
     To assign this Security, fill in the form below:
     I or we assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE
     To convert this Security into Common Stock of the Company, check the box: ☐
     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $                    .
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Your Signature

Date:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE
To: Hutchinson Technology Incorporated
     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Hutchinson Technology Incorporated (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Fundamental Change Repurchase Price, together with accrued and unpaid interest, to, but excluding, such date, to the registered Holder hereof.

Dated:	Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be purchased (in an integral multiple of $1,000, if less than all):

NOTICE:	The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

OPTION TO ELECT PURCHASE
ON SPECIFIED DATES
To: Hutchinson Technology Incorporated
     The undersigned hereby requests and instructs Hutchinson Technology Incorporated to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on                      in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price for the next occurring Put Right Purchase Date to the registered Holder hereof.

Dated:	Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be purchased (in an integral multiple of $1,000, if less than all):

NOTICE:	The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES
     The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this
Global Security
Following Such Decrease		Amount of Decrease in	Amount of Increase in
Date of Exchange (or	Authorized Signatory of	Principal Amount of this	Principal Amount of this
Increase)	Securities Custodian	Global Security	Global Security